                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                   FORM 8-K/A
                                (Amendment No. 2)

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported)   April 30, 1997
                                                       -------------------

                             KARRINGTON HEALTH, INC.
--------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Ohio                        0-28656             31-1461482
---------------              ----------------     ------------------
(State or other              (Commission File      (IRS Employer
jurisdiction of               Number)             Identification No.)
incorporation)



             919 Old Henderson Road, Columbus, Ohio        43220
           --------------------------------------------------------
            (Address of principal executive offices)     (Zip Code)



        Registrant's telephone number, including area code (614) 451-5151
                                                           --------------


                                   Not Applicable
               ---------------------------------------------------
          (Former name or former address, if changed since last report.)

          This Amendment No. 2 supplements the current report on Form 8-K filed on May 15, 1997 and as amended on May 21, 1997 (the "Form 8-K") by Karrington Health, Inc. (the "Company"). At the time of filing the Form 8-K, it was impracticable for the Company to provide the financial statements of businesses acquired and the proforma financial information required by Items 7(a) and 7(b), respectively.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of businesses acquired

          Included in this report are the following combined financial statements for Kensington Management Group, Inc. and affiliates, which are audited with respect to the years ended December 31, 1995 and 1996 and are unaudited with respect to the three months ended March 31, 1997 and 1996:

          (1)  Report of Independent Auditors
          (2) Combined Balance Sheets of Kensington Management Group, Inc. and affiliates as of December 31, 1996 and 1995 and March 31, 1997
          (3) Combined Statements of Income of Kensington Management Group, Inc. and affiliates for the years ended December 31, 1996 and 1995 and the three months ended March 31, 1997 and 1996
          (4) Combined Statements of Equity of Kensington Management Group, Inc. and affiliates for the years ended December 31, 1996 and 1995 and the three months ended March 31, 1997
          (5) Combined Statements of Cash Flows of Kensington Management Group, Inc. and affiliates for the years ended December 31, 1996 and 1995 and the three months ended March 31, 1997 and 1996
          (6)  Notes to Combined Financial Statements

(b)       Proforma financial information

          Included in this report are the following unaudited proforma condensed financial statements of Karrington Health, Inc. and subsidiaries:

          (1) Karrington Health, Inc. and subsidiaries unaudited Proforma Condensed Consolidated Balance Sheet at March 31, 1997

          (2) Karrington Health, Inc. and subsidiaries unaudited Proforma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997

          (3)  Notes to Unaudited Proforma Information

(c)       Exhibits

                    Exhibit Number                Description
                    --------------                -----------
                          23                      Consent of Ernst & Young LLP

                                    SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        KARRINGTON HEALTH, INC.




Date: July 14, 1997                     By: /s/  Mark N. Mace
                                           ----------------------
                                                 Mark N. Mace
                                                 Senior Vice President, Finance
                                                 and Treasurer

                               KARRINGTON HEALTH INC.

                       INDEX TO FINANCIAL STATEMENTS AND EXHIBITS

(a)       FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

          Included are the following combined financial statements for Kensington Management Group, Inc. and affiliates, which are audited with respect to the years ended December 31, 1995 and 1996 and are unaudited for the three months ended March 31, 1997 and 1996:


                                                                                             PAGE
                                                                                            ------
Report of Independent Auditors                                                                 5

Combined Balance Sheets of Kensington Management Group, Inc. and affiliates as
of December 31, 1996 and 1995 and March 31, 1997                                               6

Combined Statements of Income of Kensington Management Group, Inc. and
affiliates for the years ended December 31, 1996 and 1995 and the three months
ended March 31, 1997 and 1996                                                                  7

Combined Statements of Equity of Kensington Management Group, Inc. and
affiliates for the years ended December 31, 1996 and 1995 and the three months
ended March 31, 1997                                                                           8

Combined Statements of Cash Flows of Kensington Management Group, Inc. and
affiliates for the years ended December 31, 1996 and 1995 and the three months
ended March 31, 1997 and 1996                                                                  9

Notes to Combined Financial Statements                                                       10-15


(b)       PROFORMA FINANCIAL INFORMATION

          Included in this report are the following unaudited proforma condensed financial statements of Karrington Health, Inc. and subsidiaries:


                                                                                             PAGE
                                                                                            ------
Karrington Health, Inc. and subsidiaries unaudited Proforma Condensed
Consolidated Balance Sheet at March 31, 1997                                                  17

Karrington Health, Inc. and subsidiaries unaudited Proforma Condensed
Consolidated Statement of Operations for the year ended December 31, 1996 and
the three months ended March 31, 1997                                                        18-19

Notes to Unaudited Proforma Information                                                       20



(c)       EXHIBITS

                    Exhibit Number                Description
                    --------------                -----------
                          23                      Consent of Ernst & Young LLP                21


REPORT OF INDEPENDENT AUDITORS

To the Shareholder of Kensington Management Group, Inc.

          We have audited the accompanying combined balance sheets of Kensington Management Group, Inc. and its affiliates (the "Company") as of December 31, 1996 and 1995, and the related combined statements of income, equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the 1996 and 1995 combined financial statements referred to above present fairly, in all material respects, the financial position of Kensington Management Group, Inc. and its affiliates as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                  /s/ Ernst & Young LLP



Columbus, Ohio
July 11, 1997

                        KENSINGTON MANAGEMENT GROUP, INC.
                                 AND AFFILIATES

                             COMBINED BALANCE SHEETS


                                     ASSETS


                                                            DECEMBER 31,              MARCH 31,
                                                       1995            1996             1997
                                                   -----------     ------------     -----------
                                                                                     (UNAUDITED)
Current assets:

   Cash and cash equivalents...................    $   436,275     $  1,009,830     $   869,589
   Accounts receivable.........................        152,469          207,570         201,046
   Amounts due from related parties............        122,200          292,000         292,000
   Prepaid expenses............................         65,509           63,627         114,164
                                                   -----------     ------------     -----------
              Total current assets.............        776,453        1,573,027       1,476,799
Property and equipment - net (NOTE 2)..........      6,185,779        7,973,022       8,181,359
Other assets - net (NOTE 3)....................        173,720          343,879         389,403
                                                   -----------     ------------     -----------
              Total assets.....................    $ 7,135,952     $  9,889,928     $10,047,561
                                                   -----------     ------------     -----------
                                                   -----------     ------------     -----------

                                    LIABILITIES AND EQUITY

Current liabilities:

   Accounts payable and accrued liabilities....    $   496,034     $    755,848     $   909,718
   Unearned resident fees......................        226,760          345,824         443,097
   Current portion of long-term obligations....        505,773          741,300         790,300
                                                   -----------     ------------     -----------
              Total current liabilities........      1,228,567        1,842,972       2,143,115
Long-term obligations (NOTE 6).................      7,778,196       10,258,144      10,226,074
Equity (NOTE 2):
   Common shares...............................        338,700          338,700         338,700
   Accumulated deficit.........................       (518,602)        (728,590)       (837,239)
   Partners' equity............................     (1,690,909)      (1,821,298)     (1,823,089)
                                                   -----------     ------------     -----------
              Total equity                          (1,870,811)      (2,211,188)     (2,321,628)
                                                   -----------     ------------     -----------
Total liabilities and equity...................    $ 7,135,952     $  9,889,928     $10,047,561
                                                   -----------     ------------     -----------
                                                   -----------     ------------     -----------

                                           See accompanying notes.

                                 KENSINGTON MANAGEMENT GROUP, INC.
                                          AND AFFILIATES

                                  COMBINED STATEMENTS OF INCOME



                                                         YEAR ENDED DECEMBER 31,       THREE MONTHS ENDED MARCH  31,
                                                         -----------------------       -----------------------------

                                                         1995             1996           1996              1997
                                                         ----             ----           ----              ----
                                                                                              (UNAUDITED)
Revenues:
  Residence operations . . . . . . . . . . . . .   $  4,995,864     $  6,633,994     $ 1,501,496     $  1,868,104
  Management fees (Note 4) . . . . . . . . . . .         57,517              ---             ---              ---
                                                   ------------     ------------     -----------     -------------
    Total revenues . . . . . . . . . . . . . . .      5,053,381        6,633,994       1,501,496        1,868,104

Expenses:
  Residence operations . . . . . . . . . . . . .      3,420,412        4,530,048         960,525        1,451,901
  General and administrative . . . . . . . . . .        345,378          416,738          92,999          123,336
  Depreciation and amortization. . . . . . . . .        371,867          415,546          90,639           92,870
  Rent expense . . . . . . . . . . . . . . . . .         24,562           27,585           6,896            9,617
                                                   ------------     ------------     -----------     -------------
    Total expenses . . . . . . . . . . . . . . .      4,162,219        5,389,917       1,151,059        1,677,724
                                                   ------------     ------------     -----------     -------------


Operating income . . . . . . . . . . . . . . . .        891,162        1,244,077         350,437          190,380
Interest expense . . . . . . . . . . . . . . . .       (762,878)        (960,278)       (220,010)        (267,135)
Interest income. . . . . . . . . . . . . . . . .         12,847           15,808           1,939            9,096
                                                   ------------     ------------     -----------     -------------
    Net income (loss). . . . . . . . . . . . . .   $    141,131     $    299,607     $   132,366     $    (67,659)
                                                   ------------     ------------     -----------     -------------
                                                   ------------     ------------     -----------     -------------


                                           See accompanying notes.
                                                         7

                                     KENSINGTON MANAGEMENT GROUP, INC.
                                             AND AFFILIATES

                                       COMBINED STATEMENTS OF EQUITY



                                                         COMMON       ACCUMULATED        PARTNERS'
                                                         SHARES         DEFICIT           EQUITY              TOTAL
                                                       ----------     -----------      ------------      -------------
Balance at December 31, 1994 . . . . . . . . . . .     $  328,700     $  (386,411)     $ (1,472,567)     $  (1,530,278)
  Cash contributions . . . . . . . . . . . . . . .                                            2,000              2,000
  Cash distributions . . . . . . . . . . . . . . .                       (273,207)         (220,457)          (493,664)
  Purchase of common shares. . . . . . . . . . . .         10,000                                               10,000
  Net income . . . . . . . . . . . . . . . . . . .                        141,016               115            141,131
                                                       ----------     -----------      ------------      -------------
Balance at December 31, 1995 . . . . . . . . . . .        338,700        (518,602)       (1,690,909)        (1,870,811)
  Cash distributions . . . . . . . . . . . . . . .                       (458,984)         (181,000)          (639,984)
  Net income . . . . . . . . . . . . . . . . . . .                        248,996            50,611            299,607
                                                       ----------     -----------      ------------      -------------
Balance at December 31, 1996 . . . . . . . . . . .        338,700        (728,590)       (1,821,298)        (2,211,188)
  Net loss . . . . . . . . . . . . . . . . . . . .                        (65,868)           (1,791)           (67,659)
  Cash distributions . . . . . . . . . . . . . . .                        (42,781)              ---            (42,781)
                                                       ----------     -----------      ------------      -------------
Balance at March 31, 1997 (unaudited). . . . . . .     $  338,700     $  (837,239)     $ (1,823,089)     $  (2,321,628)
                                                       ----------     -----------      ------------      -------------
                                                       ----------     -----------      ------------      -------------

                                           See accompanying notes.
                                                           8

                            KENSINGTON MANAGEMENT GROUP, INC.
                                    AND AFFILIATES

                            COMBINED STATEMENTS OF CASH FLOWS



                                                         YEAR ENDED DECEMBER 31,   THREE MONTHS ENDED MARCH 31,

                                                          1995           1996           1996          1997
                                                       ----------     ----------     ---------     ----------
                                                                                           (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss). . . . . . . . . . . . . . . . .     $  141,131     $  299,607     $ 132,366     $  (67,659)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization. . . . . . . . . .        371,867        415,546        90,639         92,870
  Change in operating assets and liabilities:
    Accounts receivable. . . . . . . . . . . . . .        (73,911)      (224,901)       25,353          6,524
    Prepaid expenses . . . . . . . . . . . . . . .        (31,537)         1,882       (13,409)       (50,537)
    Accounts payable and accrued liabilities . . .        129,361        259,814       136,462        153,870
    Other liabilities. . . . . . . . . . . . . . .         66,948        119,064        44,663         97,273
                                                       ----------     ----------     ---------     ----------
    Net cash provided by operating activities. . .        603,859        871,012       416,074        232,341

INVESTING ACTIVITIES
Purchases of property and equipment. . . . . . . .     (1,652,496)    (2,114,258)      (26,903)      (291,207)
Payments of pre-opening costs. . . . . . . . . . .        (99,959)       (14,570)          ---        (46,063)
Decrease (increase) in escrow balances . . . . . .        (16,605)       (74,127)        1,874         (3,194)
                                                       ----------     ----------     ---------     ----------
    Net cash used in investing activities. . . . .     (1,769,060)    (2,202,955)      (25,029)      (340,464)

FINANCING ACTIVITIES
Proceeds from long-term obligations. . . . . . . .      1,703,509      5,481,194     1,730,000        199,000
Repayment of long-term obligations . . . . . . . .       (185,938)    (2,765,719)   (1,413,207)      (182,070)
Payment for financing fees . . . . . . . . . . . .            ---       (169,993)      (28,549)        (6,267)
Proceeds from partner's capital contribution . . .          2,000            ---           ---            ---
Proceeds from sale of common stock . . . . . . . .         10,000            ---           ---            ---
Payment of distributions to owners . . . . . . . .       (493,664)      (639,984)     (408,339)       (42,781)
                                                       ----------     ----------     ---------     ----------
    Net cash provided (used) by financing
       activities. . . . . . . . . . . . . . . . .      1,035,907      1,905,498      (120,095)       (32,118)
                                                       ----------     ----------     ---------     ----------
Increase (decrease) in cash and cash equivalents .       (129,294)       573,555       270,950       (140,241)
Cash and cash equivalents at beginning of period .        565,569        436,275       436,275      1,009,830
                                                       ----------     ----------     ---------     ----------
Cash and cash equivalents at end of period . . . .     $  436,275     $1,009,830     $ 707,225     $  869,589
                                                       ----------     ----------     ---------     ----------
                                                       ----------     ----------     ---------     ----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest . . . . . . . . . . . . . .     $  759,933     $  936,798     $ 214,630     $  270,772


                                             See accompanying notes.

                       KENSINGTON MANAGEMENT GROUP, INC.
                                AND AFFILIATES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

1.   DESCRIPTION OF THE BUSINESS

     Kensington Management Group, Inc. and affiliates (the "Company") develops, owns and operates licensed, assisted living residences in Minnesota, North Dakota and Iowa which provide quality, professional, personal and health-care services for individuals needing assistance with activities of daily living. These activities include bathing, dressing, meal preparation, housekeeping, taking medications, transportation, and other activities that, because of the resident's condition, are difficult for residents to accomplish in an independent living setting. The Company offers its customers a dignified, residential environment focused on quality of life with a primary emphasis on Alzheimer's care.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The combined financial statements reflect the operations of Kensington Management Group, Inc. and certain entities that are related due to ownership (affiliates). Significant intercompany and interpartnership transactions and accounts are eliminated in the accompanying combined financial statements. The following table sets forth certain information regarding the operating entities and their open residences as of December 31, 1996:


                                                Type of           Commenced                      Licensed
Entity                                          Entity            Operations          Units        Beds
------                                          ------            ----------          -----        ----
Buffalo Hills Residence                         Partnership       January 1981          72         77
Bismarck Investors / Kensington                 Partnership /     May 1984              72         90

Kensington Cottages Corp of Minnesota           S-Corp            November 1993         12         20
                                                                  October 1994          12         20
Kensington Cottages Corp of North Dakota        S-Corp            November 1993         12         24
Kensington Cottages Corp of Iowa                S-Corp            October 1994          12         24
Centex/Kensington Partnership I                 Partnership       September 1995        12         23
Kensington Cottages Corp of Rochester           S-Corp            March 1995            12         22
                                                                  April 1996            12         22
                                                                  January 1997          16         28
                                                                                       ---        ---
                                                                          Total        244        350
                                                                                       ---        ---
                                                                                       ---        ---

USE OF ESTIMATES

     The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

REVENUE RECOGNITION

     Residence operations include rental and service fee revenue which is recognized in the period in which it is earned. Payments received in advance are reflected as unearned resident fees.

CASH EQUIVALENTS

     The Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying value of cash equivalents approximates their fair value.

PROPERTY

     Property and equipment are recorded at cost. In connection with the development of residence projects, the Company has entered into land purchase contracts, agreements with architects, financing agreements and construction contracts which are administered by the Company. All costs related to the development of residences are capitalized during the construction period. Indirect project development and certain pre-acquisition costs are allocated to projects and also are capitalized. Depreciation is computed when assets are placed in service, using the straight-line and accelerated methods over the respective useful lives of each class of asset which generally are as follows:

     Land improvements ......................................... 15 years
     Buildings and building improvements ....................... 40 years
     Furnishings and equipment ................................. 5 - 10 years

     Property and equipment consists of the following:

                                                                  DECEMBER 31,
                                                                 -------------
                                                               1995           1996
                                                           ------------   ------------
      Land and land improvements .......................       592,515      1,115,135
      Buildings and building improvements ..............     5,609,200      6,310,218
      Furnishings and equipment ........................     1,107,472      1,200,988
      Construction-in-progress .........................            --        751,728
                                                           -----------    -----------
        Total ..........................................     7,309,187      9,378,069
      Accumulated depreciation .........................    (1,123,408)    (1,405,047)
                                                           -----------    -----------
        Property and equipment - net ...................   $ 6,185,779    $ 7,973,022
                                                           -----------    -----------
                                                           -----------    -----------

PRE-OPENING COSTS

     Pre-opening costs include costs to hire and train staff, costs to prepare the residence for operation and other related costs incurred prior to opening. Costs incurred in connection with preparing the residence for opening and initial occupancy are capitalized and amortized over one year, commencing with the opening of the residence.

DEFERRED FINANCING COSTS

     Financing costs are capitalized and amortized using the straight-line method, which approximates the interest method.

ADVERTISING EXPENSE

      Advertising expenditures were approximately $35,000 and $37,000 for 1995 and 1996, respectively.

INCOME TAXES

     Kensington Management Group, Inc. and certain affiliates in these combined financial statements have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under such election, the S-Corporation's federal and state taxable income or loss are passed through to the individual shareholders. Accordingly, no provision or benefit for income taxes is recorded.

     The remaining affiliates in these combined financial statements are partnerships. Partnership taxable income and losses are allocated to the partners for inclusion in their respective income tax returns. Accordingly, no provision or benefit for income taxes is recorded.

CONCENTRATION OF CREDIT RISK

     State Medicaid reimbursement programs constitute a significant source of revenue for the Company. The Company intends to continue developing and operating assisted living residences in states offering such reimbursement programs. Adverse changes in general economic factors affecting these states' respective health care industries or in these states' laws and regulatory environment, including Medicaid reimbursement rates, could have a material adverse effect on the Company's financial condition and results of operations.

3.   OTHER ASSETS

     Other assets consist of the following:

                                                                                      DECEMBER 31,
                                                                                  -------------------
                                                                                    1995       1996
                                                                                  ---------  --------
Pre-opening costs, less accumulated amortization of $54,846 and $6,899
  at December 31, 1995 and 1996, respectively (SEE NOTE 2)...................    $ 45,258   $  7,816
Deferred financing costs, less accumulated amortization of $61,975
  and $65,410 at December 31, 1995 and 1996, respectively (SEE NOTE 2).......      70,395    203,924
Escrow balances (SEE NOTE 6).................................................      57,342    131,469
Deposits.....................................................................         725        670
                                                                                 --------   --------
                                                                                 $173,720   $343,879
                                                                                 --------   --------
                                                                                 --------   --------

4.   MANAGEMENT AGREEMENT

     In 1990, Kensington Management Group, Inc. entered into a long-term management agreement related to a 90-unit facility located in Hobbs, New Mexico. The agreement provided for management fees based on 6% of monthly gross revenues. The facility was 50%-owned by the sole shareholder of Kensington Management Group, Inc. and his children and 50%-owned by a relative of the sole shareholder and the relative's children. The facility was sold in November 1995 at which time the management agreement was terminated.

5.   LEASE COMMITMENTS

     The Company leases certain vehicles, equipment and office space. Future minimum lease payments under noncancellable operating leases are as follows:

        1997 . . . . . . . . . . . . . . . . . . . . . .     $ 73,665
        1998 . . . . . . . . . . . . . . . . . . . . . .       48,912
        1999 . . . . . . . . . . . . . . . . . . . . . .        9,336
        2000 . . . . . . . . . . . . . . . . . . . . . .        6,606
        2001 . . . . . . . . . . . . . . . . . . . . . .          323
                                                             --------
        Total. . . . . . . . . . . . . . . . . . . . . .     $138,842
                                                             --------
                                                             --------

     Total rental expense incurred was approximately $46,000 and $42,000 for the years ended December 31, 1995 and 1996, respectively.

6.   LONG-TERM OBLIGATIONS

     Long-term obligations consist of the following:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1995        1996
                                                                    ----------  -----------
$2,507,600 mortgage due in monthly principal and interest
  installments of $20,766. Interest accrues at 9.75%. Balance due
  in 2032........................................................   $2,481,428  $ 2,473,848
$2,200,000 construction mortgage due in monthly principal and interest installments of $18,764. Interest accrues at prime +
  1% or LIBOR + 3.5%. Balance due in 2003........................       --        2,200,000
$1,700,000 mortgage due in monthly principal and interest
  installments of $14,853. Interest accrues at 9.5%. Balance due
  in 2006........................................................       --        1,688,530
$1,400,000 mortgages due in monthly principal and interest
  installments of $13,219. Interest accrues at 10.5%. Balance due
  in 1998........................................................    1,272,424    1,246,167
Promissory notes payable to individuals. Interest accrues at 15%.
  Principal and accrued interest generally due in three years
  from date of note..............................................    1,042,000      727,000
Construction notes payable to general partners. Interest accrues at 10% and is payable quarterly. Principal due upon disposition of project, termination of partnership or sale of partnership
  interest.......................................................      798,000      828,000
$420,000 mortgage due in monthly principal and interest
  installments of $4,268. Interest accrues at 8.75%. Balance due
  in 1999........................................................      401,594      385,550
$355,000 mortgage due in monthly principal and interest
  installments of $3,700. Interest accrues at 9.25%. Balance due
  in 1998........................................................      333,100      319,475
$240,000 construction note payable. Interest accrues at 10.25%.
  Principal and accrued interest due in July 1997................       --          240,000
$210,000 construction note payable. Interest is payable monthly
  and accrues at 9.5%. Balance due in June 1997..................       --          210,000
1995 construction loans refinanced in 1996.......................    1,235,196      --
Other long-term obligations......................................      720,227      680,874
                                                                    ----------  -----------
Total long-term obligations......................................    8,283,969   10,999,444
Less current portion.............................................     (505,773)    (741,300)
                                                                    ----------  -----------
Long-term obligations, less current portion......................   $7,778,196  $10,258,144
                                                                    ----------  -----------
                                                                    ----------  -----------

     Substantially all long-term obligations are collateralized by the Company's property and equipment and, in certain instances, personal guarantees of principle shareholders.

    The $2,507,600 mortgage loan is insured by the Federal Housing and Urban Development department (HUD) pursuant to Section 232 of the Code of Federal Regulations. Under the terms of a Regulatory Agreement, the Company is required to maintain a capital replacement reserve fund. This fund had a balance of $57,342 and $74,469 at December 31, 1995 and 1996, respectively, and is recorded in other assets in the accompanying combined balance sheets. Distribution of any assets or income to the Company is limited to once every six months after all reserve and loan payments have been made, and only after receipt of written authorization from HUD. In the event of default, HUD may terminate the management contract with Kensington Management Group, Inc.

     Interest costs incurred were $813,529, and $992,189 for the years ended December 31, 1995 and 1996, respectively. Of these amounts $50,639, and $31,911 were capitalized to construction-in-progress in the respective periods.

     The carrying amounts of long-term obligations approximate fair value because the interest rates are comparable to mortgage rates currently available.

     As of December 31, 1996, the long-term obligations mature as follows:

          1997 . . . . . . . . . . . . . . . . .     $  741,300
          1998 . . . . . . . . . . . . . . . . .      1,814,345
          1999 . . . . . . . . . . . . . . . . .      1,110,262
          2000 . . . . . . . . . . . . . . . . .        113,843
          2001 . . . . . . . . . . . . . . . . .        113,806
          Thereafter . . . . . . . . . . . . . .      7,105,888
                                                    -----------
          Total. . . . . . . . . . . . . . . . .    $10,999,444
                                                    -----------
                                                    -----------

7.   AMOUNTS DUE FROM RELATED PARTIES

     The amounts due from related parties represent non-interest bearing advances due from stockholders or their immediate family members.
Approximately $210,000 of advances outstanding as of December 31, 1996 were repaid in May 1997.

8.   COMMITMENTS

     At December 31, 1996, the Company had commenced construction on two cottages that are expected to be completed in 1997 at an aggregate cost of approximately $1,800,000.

9.   SUBSEQUENT EVENT

     On April 30, 1997, Karrington Health, Inc. (KHI) completed its acquisition of Kensington Management Group, Inc. and the other seven affiliated entities in the accompanying combined financial statements. KHI purchased the assets of six of these entities and purchased the stock of the remaining two entities. KHI will continue to operate the acquired residences under the Kensington name.

     The aggregate purchase price for the ten open residences, the two residences under construction and a management company approximated $28 million. Subsequent to April 30, 1997, all long-term obligations (see Note 6) were retired with the exception of the $1,700,000 mortgage and approximately $290,000 of other long-term obligations which were assumed by KHI.

                        PROFORMA FINANCIAL INFORMATION

     The accompanying unaudited proforma condensed financial statements set forth the proforma effects of the recently completed acquisition by Karrington Health, Inc. (the "Company") of (i) all the outstanding shares of Kensington Management Group, Inc. and Kensington Cottages Corporation of Minnesota and (ii) the operating assets of Buffalo Hills Residence, Bismarck Investors and Kensington Living Centers, Inc., Kensington Cottages Corporation of North Dakota, Kensington Cottages Corporation of Iowa, Centex/Kensington Partnership I and Kensington Cottages Corporations of Rochester (both (i) and (ii) collectively referred to as "Kensington"). The total consideration for the above transactions included cash of $4.4 million, assumed debt of approximately $2.0 million, new debt of approximately $19.9 million and $1.5 million in common shares of the Company (137,363 shares).

     The following unaudited proforma condensed consolidated balance sheet of the Company as of March 31, 1997 reflects the proforma effects of the Kensington acquisition as if such transaction had occurred on March 31, 1997.

     The following unaudited proforma condensed consolidated statements of operations for the year ended December 31, 1996 and the three months ended March 31, 1997 reflect the proforma effects of the Kensington acquisition as if such transaction had occurred on January 1, 1996.

     The following unaudited proforma condensed financial information has been prepared by the Company based on the audited financial statements and the related notes thereto of the Company and Kensington for the year ended December 31, 1996 and the unaudited financial statements of the Company and Kensington for the three months ended March 31, 1997, giving effect to the assumptions and adjustments described in the accompanying notes.

     The following unaudited proforma condensed financial information is based on information currently available (which may be subject to further adjustment) and does not purport to be indicative of the Company's results of operations that actually would have occurred had the acquisition of Kensington taken place on January 1, 1996, or that may be expected to occur in the future.

                           KARRINGTON HEALTH, INC.
                              AND SUBSIDIARIES

            UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                MARCH 31, 1997


                                                   ASSETS

                                                                 Kensington
                                                    Karrington   Management       Proforma         Proforma
                                                   Health, Inc.  Group, Inc.     Adjustments     Consolidated
                                                   ------------  -----------     -----------     ------------
Current assets:
  Cash and cash equivalents.....................   $ 7,990,483   $   869,589  $(4,255,766) (a)
                                                                                 (525,691) (b)    $ 4,078,615
  Receivables...................................       927,903       493,046     (397,941) (b)      1,023,008
  Prepaid expenses..............................       139,590       114,164     (102,639) (b)        151,115
                                                   -----------   -----------  -----------         -----------
    Total current assets........................     9,057,976     1,476,799   (5,282,037)          5,252,738
Property and equipment -- net...................    60,042,305     8,181,359   10,974,891 (b)      79,198,555
Other assets -- net.............................     3,958,960       389,403     (166,103)(a)
                                                                                 (316,526)(b)
                                                                                  451,485 (b)       4,317,219
Cost in excess of net assets acquired...........        --            --        8,919,820 (b)       8,919,820
                                                   -----------   -----------  -----------         -----------
    Total                                          $73,059,241   $10,047,561  $14,581,530         $97,688,332
                                                   -----------   -----------  -----------         -----------
                                                   -----------   -----------  -----------         -----------

                                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities......   $ 4,024,547   $   909,718  $  (418,488)(b)     $ 4,515,777
  Notes payable -- bank.........................     2,600,000         --                           2,600,000
  Unearned resident fees........................       529,422       443,097     (107,223)(b)         865,296
  Current portion of long-term obligations......       374,668       790,300     (690,300)(a)         474,668
                                                   -----------   -----------  -----------         -----------
    Total current liabilities...................     7,528,637     2,143,115   (1,216,011)          8,455,741
Long-term obligations...........................    34,442,984    10,226,074   11,495,913 (a)      56,164,971
Deferred income taxes...........................       574,000         --         480,000 (b)       1,054,000
Shareholders' equity:
  Common shares.................................    31,984,712       338,700    1,500,000 (a)
                                                                                 (338,700)(b)      33,484,712
  Accumulated deficit...........................    (1,471,092)   (2,660,328)   2,660,328 (b)      (1,471,092)
                                                   -----------   -----------  -----------         -----------
      Total shareholders' equity................    30,513,620    (2,321,628)   3,821,628          32,013,620
                                                   -----------   -----------  -----------         -----------
    Total.......................................   $73,059,241   $10,047,561  $14,581,530         $97,688,332
                                                   -----------   -----------  -----------         -----------
                                                   -----------   -----------  -----------         -----------

                            SEE ACCOMPANYING NOTES.

                           KARRINGTON HEALTH, INC.
                               AND SUBSIDIARIES

       UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                        YEAR ENDED DECEMBER 31, 1996


                                                                     Kensington
                                                      Karrington     Management      Proforma        Proforma
                                                     Health, Inc.    Group, Inc.   Adjustments     Consolidated
                                                    --------------  -------------  -----------     -------------
Total revenue.....................................  $ 9,595,562      $6,633,994                         $16,229,556
Expenses:
  Residence operations............................    6,485,837       4,530,048                          11,015,885
  General and administrative......................    2,772,727         416,738                           3,189,465
  Rent expense....................................       89,121          27,585                             116,706
  Depreciation and amortization...................    1,379,060         415,546      $   179,271 (a)
                                                                                         182,996 (b)
                                                                                         (59,199)(c)
                                                                                          20,077 (d)      2,117,751
                                                    -----------      ----------      -----------        -----------
    Total expenses................................   10,726,745       5,389,917          323,145         16,439,807
                                                    -----------      ----------      -----------        -----------
Operating income (loss)...........................   (1,131,183)      1,244,077         (323,145)          (210,251)
Interest expense..................................   (1,271,561)       (960,278)      (1,352,021)(e)     (3,583,860)
Interest income...................................      470,065          15,808         (110,547)(f)        375,326
Equity in net earnings (loss) of unconsolidated
  entities........................................       (7,157)         --                                  (7,157)
                                                    -----------      ----------      -----------        -----------
Income (loss) before income taxes.................   (1,939,836)        299,607       (1,785,713)        (3,425,942)
Deferred income taxes.............................     (683,000)         --              225,000 (g)       (458,000)
                                                    -----------      ----------      -----------        -----------
Net income (loss).................................  $(2,622,836)     $  299,607      $(1,560,713)       $(3,883,942)
                                                    -----------      ----------      -----------        -----------
                                                    -----------      ----------      -----------        -----------
Per share information:
  Net loss per share..............................  $      (.48)                                        $      (.70)
Weighted average common shares outstanding (h)....    5,415,800                                           5,553,163

                            SEE ACCOMPANYING NOTES.

                           KARRINGTON HEALTH, INC.
                               AND SUBSIDIARIES

      UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1997

                                                                     Kensington
                                                       Karrington    Management      Proforma      Proforma
                                                      Health, Inc.   Group, Inc.   Adjustments   Consolidated
                                                      ------------   -----------   -----------  -------------
Total revenue.......................................   $3,133,640    $1,868,104                   $5,001,744
Expenses:
  Residence operations..............................    2,075,198     1,451,901                    3,527,099
  General and administrative........................      890,182       123,336                    1,013,518
  Rent expense......................................       47,592         9,617                       57,209
  Depreciation and amortization.....................      375,113        92,870    $  68,438 (a)
                                                                                      55,749 (b)
                                                                                      (2,417)(c)
                                                                                       5,033 (d)     594,786
                                                       ----------    ----------    ---------      -----------
    Total expenses..................................    3,388,085     1,677,724      126,803       5,192,612
                                                       ----------    ----------    ---------      -----------
Operating income (loss).............................     (254,445)      190,380     (126,803)       (190,868)
Interest expense....................................     (148,990)     (267,135)    (263,957)(e)    (680,082)
Interest income.....................................      155,060         9,096      (55,274)(f)     108,882
Equity in net earnings (loss) of unconsolidated
  entities..........................................      (23,951)       --                          (23,951)
                                                       ----------    ----------    ---------      -----------
Income (loss) before income taxes...................     (272,326)      (67,659)    (446,034)       (786,019)
Deferred income taxes...............................      109,000                    (55,000) (g)     54,000
                                                       ----------    ----------    ---------      -----------
Net income (loss)...................................   $ (163,326)   $  (67,659)   $(501,034)     $ (732,019)
                                                       ----------    ----------    ---------      -----------
                                                       ----------    ----------    ---------      -----------
Per share information:
Net loss per share..................................   $     (.02)                                $     (.11)
Weighted average common shares outstanding (h)......    6,700,000                                  6,837,363

                            SEE ACCOMPANYING NOTES.

                    NOTES TO UNAUDITED PROFORMA INFORMATION

NOTES TO UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a) Reflects reductions in cash and other assets, increase in outstanding indebtedness and the issuance of 137,363 common shares of the Company as a result of the acquisition of Kensington.

          Paid in cash:
             Purchase price............................ $ 3,446,013
             Professional fees and other liabilities...     975,856
          Long-term obligations........................  10,805,613
          Common shares ...............................   1,500,000
                                                        -----------
                                                        $16,727,482
                                                        -----------
                                                        -----------

(b) The following are proforma adjustments made to reflect Kensington's fair values as of March 31, 1997.

             Eliminate Kensington equity accounts...... $(2,321,628)
             Net assets retained by seller.............    (817,086)
             Writeup of fixed assets ..................  10,974,891
             Tax effect of fixed asset writeup ........    (480,000)
             Financing fees and other..................     451,485
             Costs in excess of net assets acquired ...   8,919,820
                                                        -----------
                                                        $16,727,482
                                                        -----------
                                                        -----------

NOTES TO UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(a) To reflect increased depreciation resulting from adjustments to fair value of fixed assets.

(b) To reflect the amortization of costs in excess of net assets acquired assuming an amortization period of 40 years.

(c) To reflect decreased pre-opening cost amortization reflected in Kensington's historical numbers.

(d) To reflect increased amortization of financing costs associated with the issuance of additional borrowings.

(e) To reflect increased interest expense resulting from increased borrowings.

(f) To eliminate interest income (assumed interest rate of 5%) resulting from reduced cash balances.

(g) To adjust consolidated income tax expense for the effect of the adjustments above. The proforma tax adjustment for the year ended December 31, 1996 does not reflect any benefit for the proforma adjustments attributable to the period prior to July 18, 1996 as the Company was a partnership and all proforma income and losses would have been allocated to the partners' respective income tax returns. Realization of proforma losses subsequent to December 31, 1996 were limited by the amount of existing taxable temporary differences reversing in the carryforward period. As a result, the proforma tax adjustment for the three months ended March 31, 1997 reflects a reversal of $55,000 of the tax benefit recorded by the Company.

(h) The Proforma Consolidated column reflects the issuance of 137,363 common shares of the Company pursuant to the Kensington acquisition.